EXHIBIT 11

                              THE FINOVA GROUP INC.
                        Computation of Earnings Per Share
                  (Dollars in Thousands, except per share data)

                                               Three Months Ended                            Six Months Ended
                                                    June 30,                                     June 30,
                                     ---------------------------------------     ---------------------------------------
                                            1997                  1996                  1997                  1996
                                     -------------------    ----------------     -----------------     -----------------
Income from Continuing
 Operations                          $          33,751      $         28,852     $         65,409      $          55,608
                                     =================      ================     ================      =================

Net Income                           $          33,751      $         28,121     $         65,409      $          55,242
                                     =================      ================     ================      =================

Average common shares
 outstanding before
 common equivalents                         27,135,000            27,365,000           27,139,000             27,342,000

Common equivalent stock
 options                                       753,000               596,000              767,000                600,000
                                     -----------------      ----------------     ----------------      -----------------

Average outstanding common
 and equivalent shares                      27,888,000            27,961,000           27,906,000             27,942,000
                                     =================      ================     ================      =================

Earnings from continuing
 operations per common
 and equivalent share                $            1.21      $           1.03     $           2.34      $            1.99
                                     =================      ================     ================      =================

Earnings per common and
 equivalent share                    $            1.21      $           1.01     $           2.34      $            1.98
                                     =================      ================     ================      =================